                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 17, 2003


                            T-3 ENERGY SERVICES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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
                   DELAWARE                                      0-19580                               76-0697390
(STATE OR OTHER JURISDICTION OR INCORPORATION)           (COMMISSION FILE NUMBER)             (IRS EMPLOYER IDENTIFICATION
                                                                                                         NUMBER)
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                       13111 NORTHWEST FREEWAY, SUITE 500
                              HOUSTON, TEXAS 77040
              (ADDRESS OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                 (713) 996-4110
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5. OTHER EVENTS.

T-3 Energy Services, Inc. (T-3) has established a corporate governance reporting system, via telephone at 800-461-9330 or online at www.mysafeworkplace.com, for any parties with an interest in T-3, including, but not limited to, employees and investors, to communicate directly and confidentially with T-3's non-management directors.

T-3's audit committee established this reporting system as part of the procedures for the receipt, retention, and treatment of complaints received by the company regarding accounting, internal accounting controls, or auditing matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, in accordance with
Section 301 of the Sarbanes-Oxley Act of 2002. Any parties interested in making a concern regarding T-3 known to the company's non-management directors may also use this reporting system. All reports made to the system, either via telephone or online, will be confidential and controlled, and will be submitted directly to a non-management member of T-3's board of directors.

Reports made are answered by an independent, automated system 24 hours a day, 365 days a year. Transcripts and audio files of the calls and copies of online reports will be delivered to an independent director and member of T-3's audit committee.

Information regarding the reporting system can be found in the Investor Relations section of the company's website at www.t3energyservices.com.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      T-3 ENERGY SERVICES, INC.

                                      /s/ Steven J. Brading

                                      ------------------------------------------
                                      Steven J. Brading,
                                      Vice-President and Chief Financial Officer




Date: November 17, 2003




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